UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Agassi Sports Entertainment Corp. (the “Company”), with the Securities and Exchange Commission (the “SEC” or the “Commission”), on July 30, 2026, on July 28, 2026, the Company entered into a Convertible Promissory Note (the “Convertible Note”), in the original principal amount of $1,000,000 with Investments AKA, LLC (“Investments AKA”), which entity is owned and controlled by Andre Agassi, former professional tennis player, 8x Grand Slam Champion, and Olympic Gold Medalist, and the Company’s largest beneficial stockholder, and whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer.

The Convertible Note accrued interest at a fixed rate per annum equal to 3.96%, which the Company determined represented not less than the applicable federal rate published by the U.S. Internal Revenue Service under Section 1274(d) of the Internal Revenue Code of 1986, as amended, compounded semi-annually.

Unless earlier converted, the outstanding principal balance of the Convertible Note, together with all accrued and unpaid interest, was due and payable in full on July 27, 2027. The Convertible Note was also subject to an automatic conversion, without any action required by holder, into the equity or equity-linked securities or units (the “New Securities”) issued by the Company to arm’s-length, new-money investors (“New Money Investors”) in the next sale (or related series of sales) by the Company of New Securities that results in gross proceeds to the Company of not less than $3,000,000 (the “Next Equity Financing”). The conversion price was to equal the price per share, unit, or other applicable denomination of New Securities actually paid in cash by the New Money Investors in the Next Equity Financing. If no Next Equity Financing occurred prior to the Maturity Date, the Convertible Note was to not automatically convert and the outstanding principal and accrued interest was to instead be due and payable in full on the Maturity Date.

On October 16, 2026, the Company entered into a First Amendment to Convertible Promissory Note (the “First Amendment”) dated October 15, 2026, with Investments AKA, which amended the Convertible Note to provide for the conversion, effective immediately upon the parties entry into the First Amendment, of the $1,000,000 principal balance of the Convertible Note into 200,000 shares of the Company’s common stock (the “Note Shares”), and warrants to purchase 200,000 shares of common stock of the Company (the “Note Warrants”), based on a unit (one share of common stock and one warrant) price of $5.00 per share, the same unit price paid by recent investors in the Company’s private placement (as discussed in greater detail below).

The First Amendment included customary representations of the parties, confirmed that the Convertible Note was satisfied in full upon conversion thereof, and clarified that it was the intention of the parties that interest would accrue under the Convertible Note semi-annually, that no interest had accrued as of the conversion date of the Convertible Note, and that to the extent that any interest had accrued, that such interest was forgiven by Investments AKA.

The Note Warrants have a term of three years (through October 15, 2029), cash only exercise rights, an exercise price of $7.00 per share, and customary adjustment provisions for stock splits, recapitalizations and similar transactions affecting the Company.

The foregoing description of the Convertible Note, First Amendment and Note Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Convertible Note, a copy of which is incorporated by reference herein as Exhibit 10.1 and the full text of the First Amendment and Warrant Agreement evidencing the Note Warrants, copies of which are filed herewith as Exhibits 10.2 and 4.1, respectively, and which are incorporated herein by reference.

On October 16, 2026, the Company entered into a Subscription Agreement with Investments AKA, pursuant to which Investments AKA subscribed, in a private transaction, to purchase 300,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock of the Company, for $5.00 per unit, or $1,500,000 in aggregate. The 300,000 shares of common stock sold pursuant to the Subscription Agreement are referred to herein as the “Subscription Shares” and the warrants to purchase 300,000 shares of common stock sold pursuant to the Subscription Agreement are referred to herein as the “Subscription Warrants”.

The Subscription Warrants have identical terms as the Note Warrants, discussed above.

The Subscription Agreement included customary representations and warranties of Investments AKA and the Company. The Subscription Agreement also provided Investments AKA piggy-back registration rights for the Note Shares, Subscription Shares and the shares of Company common stock issuable upon exercise of the Note Warrants and Subscription Warrants, for a period of two years from the date of the Subscription Agreement, which applies to any secondary offering registration statement filed by the Company, subject to customary exceptions and carveouts, and subject to customary pre-requisites of Investments AKA.

The foregoing summary of the Subscription Agreement and Subscription Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the warrant agreement evidencing the Subscription Warrants, copies of which are filed herewith as Exhibits 10.3 and 4.2, respectively, and are incorporated herein by reference.

The securities offered and sold pursuant to the Subscription Agreement and the subscription agreements discussed in Item 3.02, below, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02 in its entirety.

On August 31, 2026 and September 18, 2026, the Company entered into two Subscription Agreements with two accredited investors, pursuant to which the investors purchased an aggregate of 65,000 units, each consisting of one share of restricted common stock (the “Investor Shares”) and one warrant to purchase one share of common stock from the Company, for a purchase price of $5.00 per unit, or a total of $325,000. The Subscription Agreements included customary representations and warranties of the investors and the Company and piggy-back registration rights for two years from the date of sale, subject to customary cutbacks and exceptions. The warrants to purchase 65,000 shares of common stock granted to the two accredited investors (the “Investor Warrants”), have substantially similar terms as the Note Warrants, discussed above, except that such Investor Warrants include an ownership blocker preventing any portion of the applicable Investor Warrant from being exercised if upon such exercise the applicable holder and its affiliates would own more than 4.999% of the Company’s then outstanding common stock, which may be increased to 9.999% with 61 days written notice to the Company.

The Company claims an exemption from registration for the issuance and sale of the 65,000 Investor Shares, Note Shares and Subscription Shares and the Investor Warrants, Note Warrants and Subscription Warrants (as discussed in Item 1.01, above), pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the offer and sale of such securities did not involve a public offering and the recipients were “accredited investor” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No sales commissions were paid in connection with the sales of these securities.

If the Investor Warrants were exercised in full, a total of a maximum of 65,000 shares of common stock would be issuable upon exercise thereof.

If the Note Warrants were exercised in full, a total of a maximum of 200,000 shares of common stock would be issuable upon exercise thereof.

If the Offering Warrants were exercised in full, a total of a maximum of 300,000 shares of common stock would be issuable upon exercise thereof.

Item 8.01 Other Events.

After issuance of the Note Shares and Subscription Shares, the Company will have 13,711,824 shares of common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1*	Agassi Sports Entertainment Corp. Common Stock Purchase Warrant dated October 15, 2026, to Purchase 200,000 Shares of Common Stock Granted to Investments AKA, LLC
4.2*	Agassi Sports Entertainment Corp. Common Stock Purchase Warrant dated October 16, 2026, to Purchase 300,000 Shares of Common Stock Granted to Investments AKA, LLC
10.1	Convertible Promissory Note in the amount of $1,000,000 issued by Agassi Sports Entertainment Corp. to Investments AKA, LLC, dated July 28, 2026 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Agassi Sports Entertainment Corp. with the Securities and Exchange Commission on July 30, 2026, and incorporated herein by reference)
10.2*	First Amendment to Convertible Promissory Note between Agassi Sports Entertainment Corp. and Investments AKA, LLC, dated October 15, 2026
10.3*	Form of Unit Subscription Agreement with Investments AKA, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: October 19, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer